CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, Post-Effective Amendment No. 2, of Octavian Global Technologies, Inc. of our report dated March 16, 2009 on our audits of the balance sheets of Octavian Global Technologies Inc and Subsidiaries as of December 31, 2008 and December 31, 2007 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2008, included in this Form S-1 and the reference to us under the Caption “Experts.”

Los Angeles, California April 24, 2009